Exhibit 99.4

PART II

ITEM 7: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GRAFITI

You should read the following discussion in conjunction with the audited financial statements and the corresponding notes included elsewhere in this information statement. This Management’s Discussion and Analysis of Financial Condition and Results of Operations of Grafiti contains forward-looking statements. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Please see the sections titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview of Our Business

Grafiti Holding Inc. (collectively the “Company,” “we,” “us” or “our”) (“Grafiti Holding”) was incorporated in British Columbia, Canada on October 17, 2023. The Company is the parent non-operating holding company of Grafiti Limited (formerly known as Inpixon Limited) or “Grafiti UK”. Grafiti UK was formed in May 2020 as a distribution arm for the SAVES (as defined below) U.K. market and part of the European market.

Grafiti is a primary distributor of data analytics and visualization products known as “SAVES” primarily for scientists and engineers distributed in the UK and certain other European countries. These products help scientific research in the health and life sciences domain in the discovery of new drugs, in the studying of the efficacy of established drugs and therapies, in epidemic propagation research among other applications. Engineers use our products to conduct surface modelling analysis and curve fitting in order to design new engineering processes, study signal attenuation and propagation in radio engineering among other applications. Potential automobile and motorcycle applications could include surface panel design for aerodynamics, aesthetic symmetry, and calculated asymmetry among others. We believe our regression analysis product could also be used for predicting vehicle sharing demand and pricing trends in various markets based on a wide range of variables.

On October 23, 2023, XTI Aerospace Inc. (f/k/a “Inpixon” or “XTI”) and Grafiti Holding entered into a Separation & Distribution Agreement, pursuant to which Inpixon formed a newly wholly owned subsidiary, Grafiti Holding for the sole purpose of consummating the Spin-off (defined below). Inpixon contributed the assets and liabilities of Grafiti Limited, a wholly owned subsidiary of Inpixon, to the then Inpixon wholly owned subsidiary Grafiti Holding in accordance with the separation and distribution agreement. As the registration statement for the Spin-Off was not expected to become effective until 2024, on December 27, 2023 Inpixon transferred the Grafiti Holding common shares to a newly-created liquidating trust (the “Spin-Off:), titled the Grafiti Holding Inc. Liquidating Trust (the “Trust”) which holds the Grafiti Holding common shares for the benefit of the participating Inpixon security holders. As of December 27, 2023, the date the transfer of shares occurred, Grafiti Limited was assigned by Inpixon to the Company. Grafiti Holding consolidates Grafiti Limited via the voting interest model, as Grafiti Limited is wholly owned by Grafiti Holding. This transaction between entities under common control resulted in a change in reporting entity and required retrospective combination of the entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the financial statements of the Company reflect the accounting of the combined acquired subsidiary at historical carrying values except that equity reflects the equity of Grafiti Holdings. This change in reporting entity did not impact net income for the periods presented. The Grafiti Holding common shares were to be held by the Trust until the effectiveness of the Form 10-12B registration statement which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 12, 2024. On November 12, 2024, the Trust Shares were delivered to participating Parent securityholders, on a pro rata at a ratio of 1 for 50 resulting in the distribution of 3,536,746 Trust Shares to participating Parent securityholders.

On October 23, 2023, a Business Combination Agreement (the “Damon Business Combination Agreement”) was entered into by and among XTI, Grafiti Holding, 1444842 B.C. LTD (“Amalco Sub”), and Damon Motors, Inc. (“Damon”), pursuant to which Damon will combine and merge with Amalco Sub, a British Columbia corporation and a wholly-owned subsidiary of Grafiti Holding, with Damon continuing as the surviving entity and a wholly-owned subsidiary of Grafiti Holding (the “Grafiti Holding Transaction”). On November 13, 2024, Damon and Amalco Sub amalgamated to continue as a wholly owned subsidiary of the Company (the “Amalgamation”). Following the Amalgamation, the Company was renamed “Damon Inc.” (also referred to herein as the “combined company”). Upon the consummation of the Merger, both Grafiti Limited and Damon are wholly-owned subsidiaries of Grafiti Holding. The Company expects to commence trading on the Nasdaq Global Market on November 18, 2024, under the symbol “DMN”.

In June 2024, we raised debt financing from an institutional investor and received $1,500,000 in loan proceeds as an initial loan tranche and received another $350,000 from the debt financing on September 23, 2024, of which we may loan up to an aggregate of $1,150,000 to Damon. The principal balance of the Grafiti Holding Note was $1,146,000 with accrued interest of $24,614 as of September 30, 2024.

Critical Accounting Estimates

Our unaudited condensed consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In connection with the preparation of our financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We evaluate our critical accounting estimates and assumptions on an ongoing basis. Our estimates are based on historical experience, current trends, and various other assumptions that we believe to be reasonable under the circumstances to ensure that our financial statements are presented fairly and in accordance with GAAP. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows may be affected. Because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

There have been no significant changes to our critical accounting estimates as compared to those disclosed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Company’s Annual Report on the consolidated financial statements for the years ended June 30, 2024 and 2023.

Results of Operations

Three Months Ended September 30, 2024 compared to the Three Months Ended September 30, 2023

The following table sets forth selected consolidated financial data as a percentage of our revenue and the percentage of period-over-period change:

	For the Three Months Ended
	September 30, 2024		September 30, 2023
(in thousands, except percentages)	Amount	% of Revenues	Amount	% of Revenues	$ Change	% Change
Revenues	$101,969	100%	$97,908	100%	$4,061	4%
Cost of revenues	$39,647	39%	$23,805	24%	$15,842	67%
Gross profit	$62,322	61%	$74,103	76%	$(11,781)	(16)%
Operating expenses	$1,482,768	1,454%	$77,795	79%	$1,404,973	1,806%
Loss from operations	$(1,420,446)	(1,393)%	$(3,692)	(4)%	$(1,416,754)	(38,374)%
Other Income/(Expense)	$(144,094)	(141)%	$—	—%	$(144,094)	100%
Income tax benefit (provision)	$—	—%	$—	—%	$—	—%
Net loss	$(1,564,540)	(1,534)%	$(3,692)	(4)%	$(1,560,848)	(42,276)%

Revenues

Revenues for the three months ended September 30, 2024 were $101,969 compared to $97,908 for the comparable period in the prior year for an increase of $4,061, or approximately 4% and relatively flat over the two periods.

Gross Margin

Cost of revenues for the three months ended September 30, 2024 were $39,647 compared to $23,805 for the comparable period in the prior year for an increase of $15,842 due to the higher revenues during the period and due to the revised terms of the technology licensing arrangement post spin off.

The gross profit margin for the three months ended September 30, 2024 was 61% compared to 76% for the three months ended September 30, 2023. This lower margin in the three months ended September 30, 2024 is due to the revised terms of the technology licensing arrangement post spin off.

Operating Expenses

Operating expenses for the three months ended September 30, 2024 were $1,482,768 and $77,795 for the comparable period ended September 30, 2023 for an increase of $1,404,973 primarily due to $1,085,297 of accounting, legal and other costs of the pending business combination with Damon, $129,535 provision for credit losses on the Damon note and $169,701 of other professional fees.

Other Income/(Expense)

Other income and expense for the three months ended September 30, 2024 were $144,094 compared to $— for the comparable period in the prior year. The $144,094 increase is due to the interest, debt discount and monitoring fee expense of the Streeterville note that was entered into in June 2024 offset by the interest income accrual from the Grafiti Holding note with Damon.

Non-GAAP Financial information

EBITDA

EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization.

EBITDA for the three months ended September 30, 2024 was a loss of $334,896 compared to a loss of $3,476 for the prior year period.

The following table presents a reconciliation of net loss attributable to stockholders of the Company, which is our GAAP operating performance measure, to Adjusted EBITDA for the three months ended September 30, 2024 and 2023:

	For the Three Months Ended September 30,
	2024	2023
Net loss attributable to common stockholders	$(1,564,540)	$(3,692)
Interest expense/(income), net	144,094	—
Income tax benefit (provision)	—	—
Depreciation and amortization	253	216
EBITDA	$(1,420,193)	$(3,476)
Adjusted for:
Non-recurring one-time charges:
Acquisition transaction/financing costs	1,085,297	—
Adjusted EBITDA	$(334,896)	$(3,476)

We rely on EBITDA, which is a non-GAAP financial measure for the following:

●	To review and assess the operating performance of our Company as permitted by ASC Topic 280, Segment Reporting;

●	To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

●	As a basis for allocating resources to various projects;

●	As a measure to evaluate potential economic outcomes of acquisitions, operational alternatives and strategic decisions; and

●	To evaluate internally the performance of our personnel.

We have presented EBITDA above because we believe it conveys useful information to investors regarding our operating results. We believe it provides an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net income (loss). By including this information, we can provide investors with a more complete understanding of our business. Specifically, we present EBITDA as supplemental disclosure because of the following:

●	We believe EBITDA is a useful tool for investors to assess the operating performance of our business without the effect of interest, income taxes, depreciation and amortization.

●	We believe that it is useful to provide to investors with a standard operating metric used by management to evaluate our operating performance; and

●	We believe that the use of EBITDA is helpful to compare our results to other companies.

Even though we believe EBITDA is useful for investors, it does have limitations as an analytical tool. Thus, we strongly urge investors not to consider this metric in isolation or as a substitute for net income (loss) or consolidated statement of operations data prepared in accordance with GAAP. Some of these limitations include the fact that:

●	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

●	Adjusted EBITDA does not reflect income or other taxes or the cash requirements to make any tax payments

Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and providing EBITDA only as supplemental information.

Liquidity and Capital Resources as of September 30, 2024

Our current capital resources and operating results as of and for the three months ended September 30, 2024, consist of:

1)	an overall working capital surplus of $12,374;

2)	cash of $175,292;

3)	net cash used in operating activities for the three months ended September 30, 2024 of $799,535.

The breakdown of our overall working capital surplus is as follows:

Working Capital	Assets	Liabilities	Net
Cash	$175,292	$—	$175,292
Accounts receivable, net / accounts payable	55,865	972,125	(916,260)
Notes receivable net of allowance for credit losses	907,897	—	907,897
Accrued liabilities	—	104,513	(104,513)
Deferred revenue	—	151,377	(151,377)
Prepaid expenses and other current assets	101,335	—	101,335
Total	$1,240,389	$1,228,015	$12,374

The Company believes that their current liquidity position does not have the ability to mitigate going concern indicators for a period of at least one year from the date these condensed consolidated financial statements are issued. For further discussion on the Company’s liquidity and ability to continue as a going concern, please see Note 3 of the financial statement.

Contractual Obligations and Commitments

Contractual obligations are cash that we are obligated to pay as part of certain contracts that we have entered during our course of business. Our contractual obligations consist of an operating lease. As of September 30, 2024, the total obligation for operating leases was $2,520, which is expected to be paid in the next twelve months.

Financial Obligations and Requirements

Net cash used in operating activities during the three months ended September 30, 2024 of $799,535 consists of a net loss of $1,564,540 offset by non-cash adjustments of approximately $273,882 plus net cash changes in operating assets and liabilities of approximately $491,123. As the Company was part of Inpixon group of companies prior to December 27, 2023, the Company was dependent upon Inpixon for all of its working capital and financing requirements as Inpixon uses a centralized approach to cash management and financing of its operations. This arrangement is not reflective of the way the Company would have financed its operations had the Company been a standalone public company during the periods presented. Prior to December 27, 2023, financial transactions relating to the Company are accounted for through Stockholders’ Equity. As a result of the Grafiti Holding Transaction, the Company no longer participates in Inpixon’s corporate-wide cash management and financing approach, and therefore the Company’s ability to fund operating needs will depend on the Company’s ability to generate positive cash flows from operations, and on the Company’s ability to obtain debt financing on acceptable terms or to issue additional equity or equity-linked securities as needed.

Management’s plans to address the uncertainty that the Company will continue as a going concern include the Damon business combination as well as obtaining associated debt and equity financing. There is no assurance that the Company’s plans to consummate the business combination will be successful and the Company cannot provide assurance that the Company will secure financing in a timely manner, nor can they provide assurance that the business combination will be completed. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans. The financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources as of September 30, 2024 Compared with September 30, 2023

The Company’s net cash flows used in and provided by operating, investing and financing activities for the three months ended September 30, 2024 and 2023 and certain balances as of the end of those periods are as follows:

	For the three months ended September 30, 2024
	2024	2023
Net cash (used in) provided by operating activities	$(799,535)	$57,285
Net cash used in investing activities	(596,000)	—
Net cash provided by financing activities	414,335	32,193
Effect of foreign exchange rate changes on cash	7,588	(5,308)
Net (decrease) increase in cash	$(973,612)	$84,170

	As of September 30, 2024	As of June 30, 2023
Cash	$175,292	$1,148,904
Working capital surplus	$12,374	$1,046,944

Cash flows from Operating Activities for the three months ended September 30, 2024

Net cash used in operating activities during the three months ended September 30, 2024 was approximately $799,535. The cash flows related to the three months ended September 30, 2024 consisted of the following:

Net loss	$(1,564,540)
Non-cash income and expenses	273,882
Net change in operating assets and liabilities	491,123
Net cash used in operating activities	$(799,535)

The non-cash income and expense of $273,882 consisted primarily of the following:

$253	Depreciation and amortization expenses
82,178	Amortization of original issue discount
129,535	Provision for credit losses
(24,066)	Accrued interest income
50,405	Accrued interest expense
35,577	Accrued monitoring fee expense
$273,882	Total non-cash expenses

The net change in operating assets and liabilities aggregated $491,123 and consisted primarily of the following:

$(23,541)	Increase in accounts receivable
(3,068)	Increase in prepaid expenses and other current assets
528,078	Increase in accounts payable
(9,058)	Decrease in accrued liabilities
(1,288)	Decrease in deferred revenue
$491,123	Net cash provided by changes in operating assets and liabilities

Cash flows from Operating Activities for the three months ended September 30, 2023

Net cash provided by operating activities during three months ended September 30, 2023 was $57,285. The cash flows related to the three months ended September 30, 2023 consisted of the following:

Net loss	$(3,692)
Non-cash income and expenses	216
Net change in operating assets and liabilities	60,761
Net cash provided by operating activities	$57,285

The non-cash income and expense of $216 consisted primarily of depreciation and amortization expenses.

The net change in operating assets and liabilities aggregated approximately $60,761 and consisted primarily of the following:

$47,626	Decrease in accounts receivable
(149)	Increase in prepaid expenses and other current assets
958	Increase in accounts payable
(4,830)	Decrease in accrued liabilities
17,156	Increase in deferred revenue
$60,761	Net cash provided by changes in operating assets and liabilities

Cash Flows from Investing Activities for the three months ended September 30, 2024 and 2023

Net cash flows used in investing activities during the three months ended September 30, 2024 was $596,000 for a loan to Damon. There were no net cash flows provided by or used in investing activities during the three months ended September 30, 2023.

Cash Flows from Financing Activities for the three months ended September 30, 2024 and 2023

Net cash flows provided by financing activities during the three months ended September 30, 2024 was $414,335 which includes $350,000 of proceeds from a note payable and $64,335 of cash received from the exercise of stock options. Net cash flows provided by financing activities during the three months ended September 30, 2023 was $32,193 from an investment by Inpixon.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Recently Issued Accounting Standards

For a discussion of recently issued accounting pronouncements, please see Note 3 to our condensed consolidated financial statements, which are included in this report beginning on page F-8.